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                                                                   EXHIBIT 10.10



                    AGREEMENT FOR SALE OF SHARES BY SHAREHOLDERS

          Agreement made on NOVEMBER 15, 1996 between CESAR GARCIA DEL BUSTO and JUAN ALONSO, herein referred to as sellers-shareholders, and AMBASSA HOLDINGS, INC., a Delaware Corporation duly licensed to do business in the State of Florida, with its principal offices at 5415 Collins Ave., Suite 305, Miami Beach, Florida 33140 herein referred to as buyer.

                                    RECITALS

          (1) Sellers-shareholders own 55% (fifty five percent) of the outstanding shares of common stock of the corporation known as Patty & Cesar's Food Service, Inc., a corporation formed under the laws of the State of Florida with its principal place of business located at 9067 SW 107th Ave., Miami, Dade County, Florida 33176, herein after referred to as the corporation. Three hundred shares of the corporation have been issued as follows: Patricia Cancino-Perez 135 shares; Juan Alonso 75 shares; Cesar Garcia del Busto 90 shares. (2) the corporation is engaged in the business of a grilled chicken restaurant.

          (3) Buyer desires to acquire the majority of the stock of the corporation and to manage the business through such persons as it may designate and, to this end, desires to acquire all of the shares of common stock of the corporation owned by sellers-shareholders on the terms and conditions herein set forth.

          Now, therefore, in consideration of the above, and of the mutual covenants herein contained and other good and valuable consideration, it is agreed as follows:



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                                   SECTION ONE

                                  SALE OF STOCK

         Upon the terms and subject to the conditions set forth in this agreement, sellers-shareholders agree to sell, transfer, assign and deliver to buyer, and buyer agrees to purchase, all of the outstanding shares of common stock of the corporation owned by sellers-shareholders, consisting of 90 shares of common stock of the par value of One Dollar ($1.00) per share owned, by Cesar Garcia del Busto and 75 shares of common stock of the par value of One Dollar ($1.00) per share owned by Juan Alonso.

         Attached hereto is a copy of the Articles of Incorporation and By-Laws of the corporation and any agreement covering the shares.

                                   SECTION TWO

                             CONSIDERATION FOR STOCK

         Upon the terms and subject to the conditions set forth in this agreement, buyer agrees to pay to sellers-shareholders, as the purchase price of such shares of capital stock of seller-corporation, the sum of ONE
HUNDRED SEVENTY THOUSAND Dollars ($170,000.00) and other good and valuable consideration as set forth in SECTION THREE hereof. An earnest money deposit of (FIFTEEN THOUSAND dollars ($15,000.00) provided by buyer and held in trust by Castillo, Stafford & Wald shall, upon closing, be applied to the total purchase price. The purchase price shall be due and payable upon closing, which shall take place no later than December 31, 1996. If buyer fails to complete the purchase within the specified time, sellers-shareholders shall be entitled to



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retain the earnest money deposit as liquidated damages for the failure of buyer to perform under this agreement and this shall be seller-shareholders' sole and exclusive remedy for buyer's, unjustified failure to close. In the event the closing does not take place as due to failure of a closing condition or seller-shareholder's breach of any terms and conditions herein, then, in that event, such earnest money deposit shall be promptly returned to buyer.

                                  SECTION THREE

                            ADDITIONAL CONSIDERATION

                            ASSUMPTION OF LIABILITIES

         In addition to the purchase price specified in SECTION TWO and as additional consideration for the transfer of the stock, buyer shall assume and indemnify sellers-shareholders from personal liability sellers-shareholders may be subject to as a result of the following: that certain Promissory Note and Security Agreement executed by Cesar Garcia del Busto in favor of Patricia Cancino in the principal amount of TWENTY TWO THOUSAND NINETY THREE AND 75/100 Dollars ($22,093.75); that certain personal guarantee given by Cesar Garcia del Busto to Starr's Chicken Grill, Inc. up to an amount not to exceed TWENTY FIVE THOUSAND AND 00/100 ($25,000.00); and all taxes, penalties or fines imposed by any governmental unit as a result of the operation of the business of the corporation after the closing herein, and any and all other attempts to collect from sellers-shareholders any amounts arising out of operation of



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the business of the corporation after transfer of the sharers pursuant to this agreement. Buyer's liability for any such obligations arising prior to transfer of the shares shall be limited to those in Exhibit A attached hereto and substantially the same amounts listed therein. Buyer shall be required to provide documentation acceptable to sellers-shareholders' counsel, including general releases, evidencing the fact that the obligors have accepted the assumption of liabilities by buyer. Buyer agrees to indemnify sellers-shareholders for any amounts paid by them, whether directly or for expenses and attorney's fees incurred to defend themselves from suit, which may arise from buyer's failure to satisfy obligations set forth in Schedule A. Sellers represent that to the best of their knowledge the obligations listed in the schedules of the Chapter 11 Bankruptcy Case of the debtor, Case No. 96-16128-BKC-RAM are all of the liabilities of the corporation.

                                  SECTION FOUR

                       CONDUCT OF BUSINESS BEFORE CLOSING

         Sellers-shareholders covenant and agree that, from the date hereof until the time of closing hereunder, the corporation will at all times conduct, its business in the usual and ordinary course and will not, without the written consent of buyer, (a) purchase, sell, or otherwise dispose of any property or services of any kind whatsoever, other than purchases, and sales in the ordinary course of business; (b) mortgage, pledge, create security interests in or otherwise encumber any of its properties or assets; (c) make or incur any capital commitment or expenditure or any unusual or long




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term commitment; (d) grant any increase in salary or other increased compensation to any of its employees; (e) declare or pay any dividend or make any other distribution to shareholders; reveal to third persons any trade secrets, customer lists or other confidential or proprietary information, or act otherwise in any manner which may adversely affect its rights, interest, assets, or business; or (g) issue or sell any additional stock or other securities, or grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, any additional stock or other securities. Sellers-shareholders shall deliver to buyer at time of closing an estoppel letter from the landlord stating that all amounts due and owing have been paid, or a court order approving assumptions of the lease on behalf of the corporation. Buyer shall have a continuing right of inspection from the date of execution of this agreement to the date of closing, including on premises tax returns and books and records. Buyer will be provided with debtor-in possession reports at the same time they are provided to the Bankruptcy Court. At the closing, all bills, taxes and debts incurred between the filing of the bankruptcy petition and day of closing will be paid by the corporation and rent and utilities will be paid through the closing date. All inventory will be fully paid for and in good condition and at normal levels.




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                                  SECTION FIVE

                                     CLOSING

          The closing of the purchase and sale provided for herein shall take place at 1320 S. Dixie Highway, Suite 450, City of Coral Gables, County of Dade, State of Florida, at _______ ___.m., on ________, 19____, or at such other time and place as may be mutually agreed upon by the parties hereto, such time and date being herein referred to as the closing date. At the closing, the sellers-shareholders shall deliver to buyer all share certificates free and clear of all liens and encumbrances. Buyer will provide funding at the closing to pay that certain lien held by Patricia Cancino in the amount of $22,093.75 secured by the shares of Cesar Garcia del Busto. Sellers-shareholders will execute all assignments and other instruments which may be necessary, desirable or appropriate in order to transfer and assign to buyer all of the outstanding shares of the corporation owned by them, all in form and substance satisfactory to buyer.

                                   SECTION SIX

                            DISCLAIMER OF WARRANTIES

          Sellers-shareholders make no warranties regarding any property or equipment owned by the corporation or used in its operation. Buyer acknowledges that all assets of the corporation are in as-is condition and that no warranties or representations are made by sellers-shareholders regarding the fitness of any property for its use or for a particular purpose.



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                                  SECTION SEVEN

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to and agrees with the seller-corporation and the seller-shareholder as follows:

          (1) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (2) The execution, delivery and performance of this agreement by buyer has been duly authorized by its board of directors, and will not result in any breach of or violate or constitute a default under the articles of incorporation or bylaws of the buyer or any indenture, mortgage or other agreement or instrument to which it is a party.

                                  SECTION EIGHT

                   PENDING COURT AND ARBITRATION PROCEEDINGS

          Sellers-shareholders hereby disclose and buyer hereby acknowledges that there is pending a Chapter 11 case, In re Cesar & Patty's Food Service, Inc., Case No. 96-16128-BXC-RAM in which the corporation is the debtor-in-possession. Buyer agrees it will assume responsibility for the defense and/or prosecution of the Chapter 11 case and any proceeding therein and assume responsibility for all legal fees incurred in connection with the Chapter 11 case arising after the closing herein.



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                                  SECTION NINE

                                  CHOICE OF LAW

          This agreement shall, be construed according to the laws of the State of Florida.

                                   SECTION TEN

                                ENTIRE AGREEMENT

          This instrument constitutes the entire agreement of the parties. The parties agree that no party is entitled to rely on any verbal representation, agreement or understanding regarding the subject matter of this transaction. No supplement, modification, or amendment of any term, provision or condition of this agreement shall be binding or enforceable unless executed in writing by the parties hereto.

                                 SECTION ELEVEN

                                 ATTORNEYS' FEES

          In the event of any litigation to construe or enforce the terms of this agreement, the prevailing party or parties shall be entitled to recover court costs, including reasonable attorneys' fees incurred in connection herewith at the trial and appellate levels.

                                 SECTION TWELVE

                        CONDITIONS OF SELLERS' OBLIGATION

          At the closing the sellers-shareholders shall release the corporation from any claims except as set forth in Schedule A and as provided for in this agreement. Set forth in Schedule C is a




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true and correct sales report of the corporation for each of the 80 days prior to the date hereof.


          In witness whereof, the parties have executed this agreement at ___________________ on the date first above written.






/s/ Cesar Garcia del Busto
-----------------------------
Cesar Garcia del Busto
Seller-Shareholder



-----------------------------
Juan Alonso
Seller-Shareholder


AMBASSA HOLDINGS INC., Buyer


By: /s/                                 Attest: /s/                     11/15/96
   --------------------------                  ---------------------------------
   President                                   Secretary

                                            (corporate seal)

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                                    EXHIBIT A

1. Personal guaranty of Cesar Garcia del Busto of that certain Franchise Agreement between Starr's Chicken Grill, Inc. and Patty & Cesar's Food Service, Inc. dated November 28, 1994 in an amount not to exceed $25,000.00.

2. Florida Department of Revenue Sales and Use Tax in the amount of $13,574.07.

3. State of Florida Department of Labor & Employment Security, Division of Unemployment Compensation, unemployment taxes in the amount of $2,325.13.

4. Obligation of Cesar Garcia del Busto to Patricia Cancino-Perez in the principal amount of $22,093.75 as evidenced by that certain Secured Note, Escrow Agreement and Security Agreement dated March 11, 1996.

5. Obligations to the Internal Revenue Service for payroll taxes in the amount of approximately $8,000.00.